Exhibit 99.3

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE

PROPERTIES CONTRIBUTED BY LINN ENERGY, INC.

INDEX

Financial Information	Page Number

Report of Independent Auditors	2
Statements of Revenues and Direct Operating Expenses	3
Notes to Statements of Revenues and Direct Operating Expenses	4

Report of Independent Auditors

To the Board of Managers of Roan Resources LLC:

We have audited the accompanying financial statements of certain oil and natural gas properties contributed by Linn Energy, Inc. (the “LINN Properties”), which comprise the statements of revenues and direct operating expenses for the eight months ended August 31, 2017 and for the years ended December 31, 2016 and 2015.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the LINN Properties for the eight months ended August 31, 2017 and the years ended December 31, 2016 and 2015 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying special purpose financial statements reflect the revenues and direct operating expenses of the LINN Properties using the basis of preparation described in Note 1 to the financial statements and are not intended to be a complete presentation of the financial position, results of operations or cash flows of the LINN Properties. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 24, 2018

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE

PROPERTIES CONTRIBUTED BY LINN ENERGY, INC.

(Audited)

	Eight Months Ended August 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015
	(in thousands)
Operating revenues	$55,573	$35,274	$22,454
Direct operating expenses	13,888	12,434	9,448

Excess of revenues over direct operating expenses	$41,685	$22,840	$13,006

The accompanying notes are an integral part of the Statements of Revenues and Direct Operating Expenses.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE

PROPERTIES CONTRIBUTED BY LINN ENERGY, INC.

Note 1 – Basis of Presentation

On August 31, 2017, Linn Energy, Inc. (“LINN Energy”), through certain of its subsidiaries, completed the transaction in which LINN Energy contributed certain upstream assets located in Oklahoma (the “LINN Properties”) to Roan Resources LLC (“Roan”). In exchange for their contribution, LINN Energy received a 50% equity interest in Roan.

The accompanying statements of revenues and direct operating expenses were prepared from the historical accounting records of LINN Energy. These statements are not intended to be a complete presentation of the results of operations of the LINN Properties. The statements do not include general and administrative expense, effects of derivative transactions, interest income or expense, depreciation, depletion and amortization, any provision for income tax expenses and other income and expense items not directly associated with revenues from the LINN Properties. Historical financial statements reflecting the financial position, results of operations and cash flows required by United States generally accepted accounting principles (“GAAP”) are not presented as such information is not readily available and not meaningful to the LINN Properties. Accordingly, the accompanying statements of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions about future events that affect the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Such estimates and assumptions are adjusted when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from these estimates. Any changes in estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods.

Revenue Recognition

Sales of oil, natural gas and natural gas liquids (“NGL”) are recognized when the product has been delivered to a custody transfer point, persuasive evidence of a sales arrangement exists, the rights and responsibility of ownership pass to the purchaser upon delivery, collection of revenue from the sale is reasonably assured, and the sales price is fixed or determinable.

Direct Operating Expenses

Direct operating expenses primarily include lease operating expenses, transportation expenses and taxes other than income taxes. Lease operating costs include expenses such as labor, field office, vehicle, supervision, maintenance, tools and supplies, and workover expenses. Taxes other than income taxes consist primarily of severance and ad valorem taxes.

Note 2 – Commitments and Contingencies

Roan is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of revenues and direct operating expenses.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE

PROPERTIES CONTRIBUTED BY LINN ENERGY, INC. - Continued

Note 3 – Related Party Transactions

LINN Energy’s subsidiary, Blue Mountain Midstream LLC (“Blue Mountain”), has an agreement in place for the processing of natural gas from certain of the LINN Properties. Transportation expenses related to such processing agreement with Blue Mountain are included in “direct operating expenses” on the statements of revenues and direct operating expenses.

Note 4 – Subsequent Events

Following an internal reorganization, on August 7, 2018, LINN Energy completed the spin-off of Riviera Resources, Inc. (“Riviera”). Pursuant to the spin-off, Blue Mountain is currently a subsidiary of Riviera. The Company has evaluated subsequent events through the auditor’s report date, which is the date the statements of revenues and direct operating expenses were available to be issued, and has concluded that no other events need to be reported during this period.

Note 5 – Supplemental Oil and Natural Gas Reserve Information (Unaudited)

Estimated Quantities of Proved Oil and Natural Gas Reserves

Estimated quantities of proved oil, natural gas and NGL reserves at December 31, 2016, and 2015, and changes in the reserves during the years, are shown below. These reserve estimates have been prepared in accordance with SEC regulations using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month.

	Year Ended December 31, 2016
	Natural Gas (MMcf)	Oil (MBbls)	NGL (MBbls)	Total (MMcfe)
Proved developed and undeveloped reserves:
Beginning of year	50,503	1,659	3,621	82,185
Revisions of previous estimates	2,433	(5)	540	5,641
Extensions, discoveries and other additions	76,443	5,554	10,150	170,665
Production	(6,543)	(350)	(336)	(10,657)

End of year	122,836	6,858	13,975	247,834

Proved developed reserves:
Beginning of year	50,503	1,659	3,621	82,185
End of year	79,493	3,486	7,859	147,564
Proved undeveloped reserves:
Beginning of year	—	—	—	—
End of year	43,343	3,372	6,116	100,270

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE

PROPERTIES CONTRIBUTED BY LINN ENERGY, INC. - Continued

	Year Ended December 31, 2015
	Natural Gas (MMcf)	Oil (MBbls)	NGL (MBbls)	Total (MMcfe)
Proved developed and undeveloped reserves:
Beginning of year	80,474	1,808	5,434	123,923
Revisions of previous estimates	(26,792)	(368)	(1,714)	(39,275)
Extensions, discoveries and other additions	1,397	391	198	4,927
Production	(4,576)	(172)	(297)	(7,390)

End of year	50,503	1,659	3,621	82,185

Proved developed reserves:
Beginning of year	80,474	1,808	5,434	123,923
End of year	50,503	1,659	3,621	82,185
Proved undeveloped reserves:
Beginning of year	—	—	—	—
End of year	—	—	—	—

The year ended December 31, 2016 includes approximately 6 Bcfe of positive revisions of previous estimates (9 Bcfe due to asset performance, partially offset by 3 Bcfe of negative revisions due to lower commodity prices). The year ended December 31, 2015 includes approximately 39 Bcfe of negative revisions of previous estimates (28 Bcfe due to lower commodity prices and 11 Bcfe due to asset performance). Reserve additions from extensions, discoveries and other additions were primarily attributable to LINN Energy’s development drilling of proved acreage. During the year ended December 31, 2016, proved undeveloped reserves increased to 100 Bcfe from zero at December 31, 2015. As a result of the uncertainty regarding LINN Energy’s future commitment to capital, LINN Energy reclassified all of its proved undeveloped reserves to unproved at December 31, 2015.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE

PROPERTIES CONTRIBUTED BY LINN ENERGY, INC. - Continued

Standardized Measure of Discounted Future Net Cash Flows

Information with respect to the standardized measure of discounted future net cash flows relating to proved reserves is summarized below. Future cash inflows are computed by applying applicable prices relating to the LINN Properties’ proved reserves to the year-end quantities of those reserves. Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions. There are no future income tax expenses because Roan is not subject to federal income taxes and state taxes are not material.

	December 31, 2016	December 31, 2015
	(in thousands)
Future estimated revenues	$757,928	$241,918
Future estimated production costs	(280,533)	(116,098)
Future estimated development costs	(116,847)	(22,633)

Future net cash flows	360,548	103,187
10% annual discount for estimated timing of cash flows	(202,790)	(49,071)

Standardized measure of discounted future net cash flows	$157,758	$54,116

Representative NYMEX prices: (1)
Natural gas (Mcf)	$2.48	$2.59
Oil (Bbl)	$42.64	$50.16

(1)

In accordance with SEC regulations, reserves were estimated using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month, excluding escalations based upon future conditions. The average price used to estimate reserves is held constant over the life of the reserves.

The following summarizes the principal sources of change in the standardized measure of discounted future net cash flows:

	Year Ended December 31, 2016	Year Ended December 31, 2015
	(in thousands)
Beginning balance	$54,116	$177,138
Sales and transfers of oil, natural gas and NGL produced during the period	(22,840)	(13,006)
Changes in estimated future development costs	572	(2,214)
Net change in sales and transfer prices and production costs related to future production	(1,788)	(109,743)
Extensions and discoveries	112,658	9,537
Net change due to revisions in quantity estimates	13,285	(23,028)
Accretion of discount	5,412	17,714
Changes in production rates and other	(3,657)	(2,282)

Ending balance	$157,758	$54,116

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE

PROPERTIES CONTRIBUTED BY LINN ENERGY, INC. - Continued

The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions. The required projection of production and related expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control. Actual future prices and costs are likely to be substantially different from the current prices and costs utilized in the computation of reported amounts. Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.